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                                                 Exhibit 4.2

              [Form of Senior Debt Securities]

                    SOUTHERN UNION COMPANY
                  ___% Senior Notes due ____

No. _______                                        $__________

   Southern Union Company, a Delaware corporation (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________________________ or registered assigns the principal sum of
___________________ Dollars on _________________, and to pay interest thereon from __________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ___________ and ___________ in each year, commencing ______________, at the rate of ___% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment
Date will, as provided in such Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ______ or ______ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of (and premium, if any) and interest on this Senior Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of




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                                     2

the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee located inside the United States.

   Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Note is one of a series designated ____% Senior Notes due ____.

   Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

                                      SOUTHERN UNION COMPANY


                                      By ________________________


Attest:


_____________________________
          Secretary


Dated: _____________


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              THE CHASE MANHATTAN BANK (National Association),
                                as Trustee

                              By _______________________
                                 Authorized Officer


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                     [Reverse of Certificate]


   This Senior Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of __________, 19__ (herein called the "Indenture") between the Company and The Chase Manhattan Bank (National Association), Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of which this Senior Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Security is one of a series of the Securities designated on the face hereof, limited in aggregate principal amount to $______.

   If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

   The Securities of this series may not be redeemed prior to Maturity.

   The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of any series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding Securities of such series. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Security of this series issued upon the registration


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of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

   No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Senior Note at the times, places and rate, and in the coin or currency, herein prescribed.

   The Indenture contains provisions that apply to the Securities of this series for defeasance at any time of (a) the entire indebtedness of the Company on the Securities of this series and (b) certain restrictive covenants and the related defaults and Events of Default with respect to the Securities of this series, upon compliance by the Company with certain conditions set forth therein.

   As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Security Register of the Company, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to be designated transferee or transferees.

   The Securities of this series are issuable only in registered form without coupons in denominations of $______ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of different authorized denominations, as requested by the Holder surrendering the same.

   No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, subject to certain exceptions set forth in the Indenture.


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   Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

   This Security shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

    All terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.